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Exhibit 5(b)

[Letterhead of Skadden Arps, Slate Meagher & Flom LLP]

December 22, 2014

Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, Hawaii 96813

  RE:
  Hawaiian Electric Industries, Inc.

  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special New York counsel to Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Rules and Regulations"), of: (a) shares of common stock, without par value, of the Company (the "Common Stock"), (b) shares of preferred stock, without par value, of the Company in one or more series (the "Preferred Stock"), (c) unsecured senior debt securities (the "Senior Debt Securities") to be issued in one or more series under a senior indenture (the "Senior Indenture") proposed to be entered into by and between the Company and U.S. Bank National Association, as Trustee (the "Senior Debt Trustee"), (d) unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") to be issued in one or more series under a senior subordinated indenture (the "Senior Subordinated Indenture") proposed to be entered into by and between the Company and U.S. Bank National Association, as Trustee (the "Senior Subordinated Debt Trustee"), (e) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities," and together with the Senior Subordinated Securities and the Junior Subordinated Debt Securities, the "Debt Securities") to be issued in one or more series under a junior subordinated indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures," and each, an "Indenture") proposed to be entered into by and between the Company and U.S. Bank National Association, as Trustee (the "Junior Subordinated Debt Trustee"), (f) contracts to purchase shares of Common Stock (the "Stock Purchase Contracts") which may be issued pursuant to one or more stock purchase contract agreements (each, a "Purchase Contract Agreement") proposed to be entered into by the Company and a purchase contract agent or agents to be named therein (the "Purchase Contract Agents"), (g) stock purchase units, each representing ownership of a Stock Purchase Contract and beneficial interests in Senior Debt Securities, Senior Subordinated Debt Securities or debt obligations of third parties (including U.S. treasury securities) securing the holder's obligations to purchase Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units"), which may be issued pursuant to one or more Purchase Contract Agreements and (h) such indeterminate number of shares of Common Stock as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock or Debt Securities, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering. The Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Securities."

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions stated herein, we have examined and relied upon the following:

  •
  the Registration Statement;

  •
  the form of Senior Indenture;

  •
  the form of Senior Subordinated Indenture;

  •
  the form of Junior Subordinated Indenture; and

  •
  the form of Purchase Contract Agreement.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated herein.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        As used herein, "Transaction Agreements" means the Indentures and the supplemental indentures and officer's certificates thereto and the Purchase Contract Agreements.

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

  1.
  With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Indenture and any officer's certificate or supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the applicable Indenture and any such officer's certificate or supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any officer's certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the Amended and Restated Articles of

    Incorporation of the Company, as then in effect (the "Articles of Incorporation"), or the Amended and Restated By-laws of the Company, as then in effect (the "By-laws"), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Indenture and any officer's certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any such officer's certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and any such officer's certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

  2.
  With respect to any Stock Purchase Contracts offered by the Company (the "Offered Stock Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Stock Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (vi) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Articles of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vii) the Common Stock relating to such Offered Stock Purchase Contracts has been duly authorized for issuance by the Company; and (viii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Stock Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

  3.
  With respect to any Stock Purchase Units offered by the Company (the "Offered Stock Purchase Units"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Stock Purchase Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts, Common Stock, Senior Debt Securities, Senior Subordinated Debt Securities or other securities and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Articles of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vi) any Stock Purchase Contracts, Common Stock, Senior Debt Securities and Senior Subordinated Debt Securities relating to such Offered Stock Purchase Units have been duly authorized for issuance by the Company; and (vii) the Offered Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Stock Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

        The opinions stated herein are subject to the following qualifications:

          (a)   the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (b)   we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

          (c)   except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

          (d)   we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

          (e)   we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

          (f)    we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

          (g)   we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

          (h)   we have assumed that the laws of the State of New York will be chosen to govern any Purchase Contract Agreements and Stock Purchase Contracts and that such choice is and will be a valid and legal provision; and

          (i)    we have assumed that the Indentures will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities, Stock Purchase Contracts and Stock Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee or Stock Purchase Contract Agent, as the case may be.

        In addition, in rendering the foregoing opinions we have assumed that:

          (a)   the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company is a party;

          (b)   the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which it is a party;

          (c)   neither the execution and delivery by the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the Articles of Incorporation or the By-Laws, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

          (d)   neither the execution and delivery by the Company of the Transaction Agreements to which it is party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

* * *

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5(b)
[Letterhead of Skadden Arps, Slate Meagher & Flom LLP]